LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") dated this 12th day of August, 1998, effective for all purposes as of the 7th day of May, 1998, is made by and between HENG FUNG FINANCE COMPANY LIMITED, a company formed under the laws of Hong Kong ("Lender") whose address is c/o R A F Financial Corporation, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203 and GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation ("Borrower") whose address is 12600 West Colfax Avenue, Suite A500, Lakewood, Colorado 80215.

                                    RECITALS

     A. Borrower and Lender entered into that certain Loan Commitment ("Loan Commitment") whereby Lender has agreed to commit to make a loan ("Loan") as described in Section 1.01 of this Agreement; and

     B. Lender and Borrower desire to formalize the terms of the Loan in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreement contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:


                                   ARTICLE 1.

                                    THE LOAN

     1.1. Agreement to Borrow and Lend. Subject to all of the terms, provisions, conditions, covenants and agreements contained in this Agreement, Lender agrees to make available to Borrower a Loan in the maximum principal amount of up to $1,500,000.00 ("Maximum Loan Amount"). The Loan may be drawn in amounts of not less than $250,000.00 as and when required by Borrower.

     1.2. Promissory Note. The Loan will be evidenced by one or more Promissory Notes ("Notes") substantially in the form attached hereto as Exhibit A and incorporated herein by reference, executed by Borrower and delivered to Lender, which in the aggregate do not exceed the Maximum Loan Amount. The outstanding principal balance of each Note shall bear interest at the rate of twelve (12%) per annum. Interest shall accrue and be paid monthly on the last day of each month during the term of the Notes. If not sooner paid, the entire outstanding principal balance of the Notes, together with all accrued but unpaid interest thereon, all additional interest and all other sums due thereunder, shall be due and payable in full on April 15, 1999.

     1.3. Loan Fee and Other Costs. Pursuant to the Loan Commitment, Borrower issued to Lender a Warrant to Purchase Common Shares relating to 6,000,000 shares of Borrower's common stock, a copy of which is attached hereto as Exhibit B and incorporated herein by reference ("Warrants"). Notwithstanding any provision herein or in any of the Notes or Warrants to the contrary, Lender may apply any amounts due hereunder or under any of the Notes toward the purchase of common stock pursuant to the Warrants issued hereunder by giving Borrower written notice of its intent to do so.

     1.4. Use of Proceeds. The Borrower represents, warrants, covenants, acknowledges and agrees to and with Lender that the proceeds of the Loan shall be used by Borrower solely for business or investment purposes and shall not be used for personal, family, household or agricultural purposes.

     1.5. Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of these parties is, nor shall hold themselves out to be, the agent, employee, joint venturer or partner of the other party.

     1.6. Security. The Loan and each of the Notes shall be unsecured.

     1.7. Loan Documents. As used herein, the term "Loan Documents" shall refer to this Agreement, the Notes, the Warrants and any other documents or instruments executed by any person in connection with the Loan.


                                   ARTICLE 2.

                             MANAGEMENT OF BORROWER

     2.1. Borrower's Board of Directors. In accordance with the terms of the Loan Commitment, Borrower and its Board of Directors have taken the following actions:

          a. Increased the number of members to the Borrower's Board of Directors to nine.

          b. Appointed five members selected by Lender and/or Fronteer Capital, Inc. ("Fronteer"), a company affiliated with the Lender, to the Borrower's Board of Directors.

For so long as any amounts remain due hereunder or under any other Loan Documents, including the Notes, Borrower and its Board of Directors shall support in any election of directors by the shareholders of Borrower, those members appointed to the Board of Directors that were selected by Lender or Fronteer. Further, Lender and/or Fronteer shall have the right to select a replacement director for any member of the Borrower's Board of Directors that was selected by either Lender of Fronteer who resigns or otherwise fails to serve as a director.

     2.2. Employment Agreements with Management and Key Employees. The Board of Directors of Borrower has taken all steps necessary, and has delivered to Lender proof thereof, to modify and amend all employment or similar agreements with those persons constituting Borrower's management personnel and key employees, as determined in the sole discretion of Lender, to provide that upon a default of Borrower under any of the Loan Documents, such management personnel or key employee's employment with Borrower may be terminated at will by Borrower, without any liability to Borrower or Lender other than to pay unpaid wages or salary and vacation pay accrued to such management personnel or key employee through the date of such termination of employment.

     2.3. Resignation Letters of the Members of the Board of Directors, Management Personnel and Key Employees. Upon execution of this Agreement, each current member of the Board of Directors of Borrower, other than any such member appointed by Lender or Fronteer, and each management personnel or key employee of Borrower, shall deliver to Lender his or her letter of resignation, which letters of resignation shall be held in escrow by Lender, subject to all of the terms and conditions of this Agreement.


                                   ARTICLE 3.

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

     3.1.  Representations  and  Warranties.   Borrower  hereby  represents  and
warrants to Lender as follows:



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

          a. Borrower is duly incorporated and is validly existing and in good standing under the laws of the State of Colorado and Borrower has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform all of its obligations under the Loan Documents.

          b. The execution, delivery and performance of the Loan Documents by the Borrower have been authorized by all necessary corporate actions and do not and will not contravene any legal or contractual restriction binding on the Borrower or any of the property and assets thereof.

          c. The Loan Documents constitute, and any other agreement required hereby will constitute, when executed and delivered by Borrower to Lender, legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. The execution and delivery by Borrower of the Loan Documents and consummation of all the transactions contemplated thereby, do not and will not conflict with, or be in contravention of, any law, order, rule or regulation applicable to Borrower or any agreement or instrument to which Borrower is a party.

          d. There is no legal action, suit, proceeding or investigation by or before any governmental instrumentality or other agency, now pending, threatened against or affecting the Borrower, or which questions or would bring into question the validity of the Loan Documents.

          e. Other than pro forma financial reports, all balance sheets, income statements, financial statements, operating statements and other financial data pertaining to Borrower that have been delivered (or will be delivered) to Lender by or on behalf of Borrower are or will be accurate and complete in all material respects and accurately present or will present the financial condition of the person or entity to which they pertain as of their respective dates and there has been no material change with respect thereto.


                                   ARTICLE 4.

                              BORROWER'S COVENANTS

     4.1. Covenants of Borrower. So long as the Loan shall remain unpaid, Borrower covenants and agrees as follows:

          a. For so long as any amounts remain due under any of the Notes or other Loan Documents, Borrower:

               i. shall not increase the number of members to serve on the Borrower's Board of Directors above nine; and

               ii. shall support those members to the Borrower's Board of Directors selected by Lender and/or Fronteer in any election of directors by the shareholders of Borrower.

          b. Without the express written consent of Lender, which consent may be withheld for any purpose, Borrower shall not enter into any contracts, agreements, leases, instruments or other documents of any kind or nature, with any third party, other than such contracts, agreements, leases, instruments or other such documents entered into in the normal course of Borrower's business and which do not, in the aggregate, exceed a monetary obligation on behalf of the Borrower in excess of $250,000.00.

          c. Upon the request of Lender, or in accordance with the Warrants, Borrower shall register any common stock of the Borrower issued to Lender in accordance with the Warrants or issued as Conversion Shares in accordance with Section 6.2.b.iii below.

          d. Upon the request of Lender, Borrower shall use its best efforts to obtain a letter of resignation from each member of the Board of Directors who was elected or appointed to replace any member of the Board of Directors of Borrower who had previously executed and delivered to Lender a letter of resignation in accordance with Section 2.3 of this Agreement. and deliver such letter of resignation to Lender to be held in escrow in accordance with Section 2.3 of this Agreement.

          e. Without Lender's prior written consent, Borrower shall not authorize or otherwise permit any stock splits; reverse stock splits; stock dividends; issuance of common shares of the Borrower below the exercise price of the common shares to be issued pursuant to the Warrants, other than the issuance of the Conversion Shares; mergers or consolidations; recapitalization of Borrower; or the sale of any assets of Borrower other than sales of assets in the normal course of Borrower's business.

          f. Borrower shall not, without the prior written consent of Lender, grant or permit any security interest in any of the assets of Borrower to anyone, including, but not limited to, purchase money security interests to trade creditors.

          g. Borrower will, at its expense, furnish to Lender promptly and upon request such instruments including, without limitation, other instruments in addition to those specifically provided for herein, and take all further actions as Lender may reasonably require from time to time in order to fully comply with the terms of this Agreement.

          h. Borrower will maintain and preserve its corporate existence, as applicable, under the laws of every jurisdiction in which it does business.

          i. Financial statements of Borrower which have been audited by a certified public accountant, and income tax returns for the Borrower are to be provided to Lender as soon as reasonably possible after the end of each fiscal year during the term of the Loan.

          j. Borrower will immediately notify Lender of any event or circumstance which reasonably could be deemed to have a materially adverse effect on Borrower's financial condition or Borrower's ability to perform its agreements and obligations under the Loan Documents.

          k. Borrower shall notify Lender in writing prior to the time there is any change of name, identity or business structure of Borrower, including the addition of any trade names.


                                   ARTICLE 5.

                                OTHER AGREEMENTS

     5.1. Other Agreements. In addition to the other agreements contained in the Loan Documents, the parties hereto agree as follows:

          a. Any and all monies received by lender from Borrower, whether prior or subsequent to or as a result of a default hereunder shall be applied by Lender first to any interest due under any of the Notes, but thereafter may be applied by Lender to any of the amounts due under the Notes or other Loan Documents, in any order selected by lender, notwithstanding any contrary provision of the Loan Documents.

          b. In the event that a default shall exist under any of the Loan Documents, Lender shall be authorized to proceed with any and all remedies available to Lender thereunder or under this Agreement.



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

          c. To the extent not previously waived, Borrower hereby knowingly, intentionally and voluntarily waives, relinquishes and forgoes any and all rights which it may have to the marshalling by Lender of the assets of Borrower. Borrower acknowledges that such waiver is made with and pursuant to the advice of competent legal counsel.

          d. A default under any of the Loan Documents, including a default under any of the Notes, shall constitute a default under each other Loan Document, including each other Note, and shall entitle Lender to pursue any and all remedies under each or any of the Loan Documents.

          e. Borrower hereby irrevocably authorizes Lender to correct without notice any clerical errors or omissions that may be present in the Loan
     Documents executed in connection with the Loan. Borrower further understands that such corrections shall not result in any increase in the amount of the obligation that it must repay to Lender, or any change of essential terms of repayment of the loan obligation. Borrower further consents in advance to the correction of any errors or omissions as outlined herein and acknowledge that it understands such correction procedure and agrees to such correction procedure, without prior notice and without the necessity of written authorization or approval.


                                   ARTICLE 6.

                              DEFAULT AND REMEDIES

     6.1. Events of Default. The occurrence of any one or more of the following events or the existence of one or more of the following conditions shall constitute an event of default under this Agreement:

          a. Nonpayment. Borrower shall fail to pay when due, after the expiration of all cure periods, any installment of principal or interest due under any of the Notes, whether due on the date provided for therein or by acceleration or otherwise, or Borrower shall fail to pay when due any other amounts due under any of the Loan Documents.

          b. Other Defaults. The occurrence of any of the following events:

               i. any representation or warranty made in writing to Lender by Borrower herein or in any other Loan Document, or in the Loan Commitment, or otherwise in connection with the making of the Loan shall prove at any time to have been incorrect in any material respect when made; or

               ii.  the  breach,   default  or  violation  by  Borrower  of  any
          obligation, agreement or covenant contained in the Notes, this Agreement, or any other Loan Documents executed by Borrower; or

               iii. any default under any obligation or duty Borrower may have to Fronteer; or

               iv. any material provision of any of the Loan Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void; or

               v. any litigation or proceeding is pending which may materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents; or

               vi. Borrower's failure to comply with any other covenants or agreements contained in any of the Loan Documents and not herein specifically referenced, unless the same is cured within any applicable grace periods.

     6.2. Remedies.

          a. Upon the occurrence of any event of default hereunder as above provided, and at any time thereafter, all principal, interest and other amounts payable under the Loan Documents shall, at the option of Lender, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower. Lender may proceed with every remedy available at law or in equity or provided for in the Loan Documents or in any other document executed in connection with the Loan, in such order or sequence as Lender may determine in its sole discretion, including concurrently, independently, or successively, and all expenses incurred by Lender in connection with any remedy shall be deemed indebtedness of Borrower to Lender including, but not limited to, reasonable attorneys' fees incurred by Lender.

          b. In addition to any other right or remedy Lender may have hereunder or under any of the Notes or other Loan Documents, Lender may pursue any or all of the following additional remedies, to wit:

               i. Demand the resignation of any or all of the members of the Board of Directors of Borrower, other than those members appointed by Lender and/or Fronteer, and if such members refuse to resign, deliver to the Borrower the letters of resignation held by Lender in escrow in accordance with Section 2.3 or Section 4.1.d of this Agreement, and thereafter Lender shall have the right to appoint such resigned or terminated member's replacement to the Board of Directors; and

               ii. Demand the resignations of any or all of the management personnel of the Borrower and/or any and all of the key employees of Borrower, and if such management personnel or key employees refuse to resign, deliver to the Borrower the letters of resignation held by Lender in escrow in accordance with Section 2.3 of this Agreement; provided that nothing herein shall be deemed a representation or covenant of Borrower that such letters of resignation are enforceable; and

               iii. Convert any or all of the amounts due under any of the Notes into common stock of the Borrower ("Conversion Shares") at an exercise price of $0.05 per share. Lender shall make such standard investment representations to show an exemption from registration exists for the issuance of such Conversion Shares.


                                   ARTICLE 7.

                               GENERAL PROVISIONS

     7.1. Notices. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing to the address of the appropriate party set forth in the header hereof or at such other address as shall be changed in accordance with the notice provisions of this Section 7.1.

     7.2. Amendments. No provision or term of the Loan Documents may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Borrower and Lender and designated as such.

     7.3. Severability. Whenever possible, each provision of the Loan Documents shall be interpreted so as to be effective and valid under Colorado law. Should any provision, covenant or agreement contained herein be deemed invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision be in any way affected or impaired in any other jurisdiction.



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

     7.4. Successors and Assigns Bound; Assignment. The covenants and agreements contained herein shall bind Borrower, its successors and assigns. This Agreement may not be assigned by Borrower without the prior written consent of Lender. Subject to the foregoing restriction, this Agreement shall inure to the benefit of Lender, its successors and assigns.

     7.5. No Third Party Benefits. This Agreement is made for the sole benefit of Borrower and Lender and their respective successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement.

     7.6. Headings. The captions and headings of the paragraphs in the Agreement are for convenience only and are not used to interpret or define the provisions of the Agreement.

     7.7. Governing Law. This Agreement and the Loan Documents or any other documents executed in connection with the Loan shall be governed by and interpreted in accordance with the laws of the State of Colorado.

     7.8. Conflict. Should any provision of any other Loan Documents conflict with any provision of this Agreement, the provision selected by Lender, in its sole discretion, shall govern and shall be controlling.

     7.9. Limitation of Liability. LENDER SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENTS OR CLAIM RELATED THERETO.

     7.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

DATED:
       ---------------------------

                                              BORROWER:

                                              GLOBAL MED TECHNOLOGIES, INC.,
Attest:                                       a Colorado corporation



By:                                           By:
    ------------------------------               -------------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------

                                              LENDER:

                                              HENG FUNG FINANCE
                                              COMPANY LIMITED,
                                              a company formed under the
                                              laws of Hong Kong



                                              By:
                                                  ------------------------------
                                              Title:
                                                    ----------------------------



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



                                    EXHIBIT A

                                 PROMISSORY NOTE

                                    EXHIBIT B

                        WARRANT TO PURCHASE COMMON SHARES